UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 14, 2007

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 14, 2007, the Board of Directors of the Registrant approved an amendment to Article V of the Registrant’s Amended and Restated By-laws to clarify the authority of the Registrant to issue uncertificated shares of capital stock. No other changes were made to the By-laws. A copy of the Amended and Restated By-laws of the Registrant, reflecting the amendment, is attached to this Current Report as Exhibit 3.1.
     The amendment was made in order to comply with a NASDAQ requirement that listed shares be eligible, by January 1, 2008, to participate in the Direct Registration System administered by the Depository Trust Company. While the Registrant is required by NASDAQ to make its Class A Common Stock eligible to participate by that date, participation in the Direct Registration System is not required. If, in the future, the Registrant elects to participate in the Direct Registration System, the owners of record of shares of capital stock issued by the Registrant could have those shares registered in their names without the issuance of physical certificates and could make electronic transfers of those shares.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits. The following exhibit is filed herewith:
3.1	Amended and Restated By-Laws of the Registrant

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: December 17, 2007	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated By-Laws of the Registrant